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                                                                     EXHIBIT 3.1

                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                           SUPPLIERMARKET.COM, INC.

             (Original Certificate of Incorporation Filed with the Secretary of State of Delaware on February 12, 1999;

First Restated Certificate of Incorporation filed with the Secretary of State of
  Delaware on June 3, 1999; Amended and Restated Certificate of Incorporation filed with the Secretary of State of Delaware on June 28, 1999)

                                  * * * * * *

     The undersigned, for the purpose of amending and restating the Certificate of Incorporation of Suppliermarket.com, Inc. pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST.    The name of the corporation is Suppliermarket.com, Inc.

     SECOND.   Its registered office in the State of Delaware is to be located at 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD.    The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH.   The total number of shares of all classes of stock that the
Corporation shall have authority to issue is 107,652,913, of which (i) 22,652,913 shares, par value $.001 per share, are to be of a class designated Preferred Stock (the "Preferred Stock") and (ii) 85,000,000 shares, par value $.001 per share, are to be of a class designated Common Stock (the "Common Stock").

          A description of the respective classes of stock and a statement of the designations, preferences, voting powers (or no voting powers), relative, participating, optional or other special rights and privileges and the qualifications, limitations and restrictions of the Preferred Stock and Common Stock follow, which description and statement fully reflect the effectuation on November 17, 1999 of a dividend on the Common Stock pursuant to which the Corporation issued three (3) -shares of Common Stock for each share of Common Stock then outstanding.
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     A.   Preferred Stock.
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     Of the 22,652,913 authorized shares of the Corporation's Preferred Stock,
6,612,873 shares shall be designated as the Series A Convertible Preferred Stock, par value $.001 per share (hereinafter referred to as the "Series A Preferred Stock"), and 16,040,040 shares shall be designated as the Series B Convertible Preferred Stock, par value $.001 per share (hereinafter referred to as the "Series B Preferred Stock").

     The Preferred Stock shall have the following rights, preferences, powers, privileges and restrictions, qualifications and limitations.

     1.   Number of Shares.  The series of Preferred Stock designated and known
          ----------------
as "Series A Convertible Preferred Stock" shall consist of 6,612,873 shares. The series of Preferred Stock designated and known as "Series B Convertible Preferred Stock" shall consist of 16,040,040 shares.

     2.   Voting.
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          2A.  General.  Except as may be otherwise provided in these terms of
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the Preferred Stock or by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the stockholders of the Corporation. Each share of Preferred Stock shall entitle the holder thereof to such number of votes per share on each such action (and on each of such other actions, except as may be otherwise provided herein or by law, for which such share is of a series of Preferred Stock that is entitled to vote together with one or more other classes or series of stock of the Corporation as a single class) as shall equal the number of shares of Common Stock (including fractions of a share) into which such share of Preferred Stock is then convertible.

          2B.  Board Size.  The Corporation shall not, without the written
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consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, given in writing or by vote at a meeting, each such series of Preferred Stock consenting or voting (as the case may be) separately as a class, increase or decrease the number of directors constituting the Board of Directors.

          2C.  Board Seats.
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               (a) For so long as at least 1,653,218 shares of Series A
Preferred Stock remain outstanding (such number of shares to be equitably adjusted to reflect stock splits, dividends, combinations, recapitalizations and similar transactions with respect to the Series A Preferred Stock), the holders of the Series A Preferred Stock, voting separately as a class, shall be entitled to elect two (2) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of

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the holders of at least a majority of the then outstanding shares of Series A
Preferred Stock shall constitute a quorum of the Series A Preferred Stock for the election of directors to be elected solely by the holders of the Series A Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Preferred Stock shall be filled only by vote or written consent of the holders of the Series A Preferred Stock. The directors to be elected by the holders of the Series A Preferred Stock, voting separately as one class, pursuant to this subsection (a), shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

               (b) For so long as at least 3,421,875 shares of Series B Preferred Stock remain outstanding (such number of shares to be equitably adjusted to reflect stock splits, dividends, combinations, recapitalizations and similar transactions with respect to Series B Preferred Stock), the holders of the Series B Preferred Stock, voting separately as a class, shall be entitled to elect two (2) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock shall constitute a quorum of the Series B Preferred Stock for the election of directors to be elected solely by the holders of the Series B Preferred Stock. A vacancy in any directorship elected by the holders of the Series B Preferred Stock shall be filled only by vote or written consent of the holders of the Series B Preferred Stock. The directors to be elected by the holders of the Series B Preferred Stock, voting separately as one class, pursuant to this subsection (b), shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

               (c) In addition to the rights specified in Sections 2C(a) and 2C(b) hereof, the holders of a majority of the voting power of the Preferred Stock, voting separately as one class, shall have the exclusive and special right upon the occurrence of an Event of Noncompliance (as defined in Section 9 hereof), to elect the smallest number of directors which, when added to the directorships created in subsections (a) and (b) above, shall constitute a majority of the Board of Directors of the Corporation. The special and exclusive right of the holders of the Preferred Stock, voting separately as one class, to elect a majority of the Board of Directors of the Corporation shall continue until the Event of Noncompliance which gave rise to such right has been cured by the Corporation, subject to the revesting of such right upon the occurrence of each and every Event of Noncompliance subsequent thereto. With respect to the special and exclusive right of holders of Preferred Stock, voting separately as one class, to elect a majority of the Board of Directors of the Corporation, the number of directors constituting the Board of Directors of the Corporation, shall, if necessary, be increased to provide a sufficient number of vacancies to permit the holders of Preferred Stock to perfect their rights hereunder. In any election of directors pursuant to this subsection (c), each holder of shares of Preferred Stock shall be entitled to one vote for each share of Preferred Stock held and no holder of Preferred Stock shall be entitled to cumulate his votes by giving one candidate more than one vote per share. The special and exclusive voting right of the holders of the Preferred Stock, voting separately as one class, contained in this subsection (c) may be exercised either at a special meeting of the holders of Preferred Stock called as provided below, or at any annual or special

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meeting of the stockholders of the Corporation, or by written consent of such holders in lieu of a meeting. If at any time any directorship to be filled by the holders of Preferred Stock or a series of Preferred Stock, voting separately as one class (such class for the purposes of this subsection (c) being referred to as a "voting class"), pursuant to subsections (a), (b) or (c) hereof has been vacant for a period of ten days, the Secretary of the Corporation shall, upon the written request of the holders of record of shares representing at least 25% of the voting power of the applicable voting class then outstanding, call a special meeting of the holders of the applicable voting class for the purpose of electing a director or directors to fill such vacancy or vacancies. Such meeting shall be held at the earliest practicable date at such place as is specified in the By-laws of the Corporation. If such meeting shall not be called by the Secretary of the Corporation within ten days after personal service of said written request on him, then the holders of record of shares representing at least 25% of the voting power of the applicable voting class then outstanding may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such persons so designated upon the notice required for annual meetings of stockholders and shall be held at such specified place. Any holder of the applicable voting class so designated shall have access to the stock books of the Corporation for the purpose of calling a meeting of the stockholders pursuant to these provisions.

     At any meeting held for the purpose of electing directors at which the holders of Preferred Stock shall have the special and exclusive right, voting separately as one class, to elect directors as provided in this subsection (c), the presence, in person or by proxy, of the holders of record of shares representing a majority of the voting power of the Preferred Stock then outstanding shall be required to constitute a quorum of the Preferred Stock for such election. At any such meeting or adjournment thereof, the absence of such a quorum of the Preferred Stock shall not prevent the election of directors other than the directors to be elected by holders of the Preferred Stock, voting separately as one class, pursuant to this subsection (c), and the absence of a quorum for the election of such other directors shall not prevent the election of the directors to be elected by holders of the Preferred Stock, voting separately as one class, pursuant to this subsection (c), and in the absence of either or both such quorums, the holders of record of shares representing a majority of the voting power present in person or by proxy of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting.

     A vacancy in the directorships to be elected by the holders of the Preferred Stock, voting separately as one class, pursuant to this subsection
(c), may be filled only by vote or written consent in lieu of a meeting of (i) the holders of a majority of the voting power of the Preferred Stock, acting separately as one class, or (ii) the remaining directors elected by the holders of the Preferred Stock (or by directors so elected).

               (d) The holders of the Common Stock, voting separately as a class, shall be entitled to elect directors as set forth in Section B.2B below.

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               (e) All remaining directors not elected pursuant to subsections
(a) through (d) hereof shall be elected by the holders of the Common Stock and the holders of the Preferred Stock, voting together as a single class in accordance with Section 2A hereof.

     3.   Dividends.  Except as set forth in this Section 3, no dividend will
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accrue or be paid to the holders of shares of Preferred Stock unless declared by the Board of Directors. The holders of the Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends on the Common Stock paid solely in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which such share of Preferred Stock is then convertible). The Corporation shall not declare, pay or set aside any dividend on the Common Stock without the prior written consent of a majority of the voting power of the Preferred Stock.

     4.   Liquidation, Dissolution and Winding-up.
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          4A.  Liquidation.  Upon any liquidation, dissolution or winding up of
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the Corporation, whether voluntary or involuntary, the holders of the shares of
Preferred Stock shall be paid an amount equal to the Original Purchase Price (as defined below) per share plus, in the case of each share, an amount equal to
                         ----
dividends declared but unpaid thereon, computed to the date payment thereof is made available, before any payment shall be made to the holders of any stock ranking on liquidation junior to the Preferred Stock. If upon any liquidation, dissolution, or winding up of the Corporation, the assets to be distributed to the holders of the Preferred Stock shall be insufficient to permit payment to such stockholders of the full preferential amounts aforesaid, then all of the assets of the Corporation available for distribution shall be distributed to the holders of the Preferred Stock pro rata in proportion to the aggregate liquidation preference of the shares of Series A Preferred Stock and Series B Preferred Stock held by each such holder. For purposes hereof, the Common Stock shall rank on liquidation junior to the Preferred Stock. The "Original Purchase Price" shall be (i) $.9265 per share for the Series A Preferred Stock, subject to equitable adjustment in the event of any stock split, subdivision, reclassification or the like with respect to the Series A Preferred Stock, and
(ii) $2.3379 per share for the Series B Preferred Stock, subject to equitable adjustment in the event of any stock split, subdivision, reclassification or the like with respect to the Series B Preferred Stock.

          4B.  Notice.  Written notice of such liquidation, dissolution or
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winding up, stating a payment date and the place where said payments shall be made, shall be given by mail, postage prepaid, or by telex to non-U.S. residents, not less than 20 days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

          4C.  Consolidations, Mergers, Etc.  The (x) consolidation or merger of
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the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued

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or paid by any such entity or affiliate thereof (except a consolidation or merger into a subsidiary or in which the holders of the Corporation's voting stock outstanding immediately prior to the transaction constitute the holders of a majority of the voting stock outstanding of the surviving or acquiring entity immediately following the transaction), (y) the sale or transfer by the Corporation of all or substantially all its assets, or (z) the sale or transfer by the Corporation's stockholders of more than 50% in voting power of the Corporation's capital stock shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this
Section 4 (each of the transactions in (x), (y) and (z) above being referred to as a "Deemed Liquidation"); provided, however, that a transaction constituting a
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Deemed Liquidation shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4 if the holders of a majority of the voting power of the Preferred Stock so elect by written notice prior to the consummation of such transaction.

     In the event of a Deemed Liquidation, if the consideration received by this Corporation is other than cash, its value will be deemed its fair market value as determined in good faith by the Board of Directors. Any securities shall be valued as follows:

          (a) Securities not subject to investment letter or other restrictions on free marketability covered by (b) below:

               (i) If traded on a securities exchange or through the Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or system over the thirty (30) day period ending three (3) days prior to the closing;

               (ii) If actively traded over-the-counter, the value shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day (30) period ending three (3) days prior to the closing; and

               (iii) If there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors.

          (b) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a stockholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as above in (a)(i),(ii) or (iii) to reflect the approximate fair market value thereof, as determined in good faith by the Board of Directors.

    5.    Protective Provisions.  With respect to each of the Series A Preferred
          ---------------------
Stock and the Series B Preferred Stock (each a "Protected Series"), at any time when shares of any Protected Series are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by this certificate of incorporation, and in addition to any other vote required by law or this certificate of incorporation, without the approval or written consent of the holders of at least a majority of the then outstanding shares of such Protected Series given in

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writing or by vote at a meeting, consenting or voting (as the case may be)
separately as a class, the Corporation will not:

               (1) Sell, abandon, transfer, lease or otherwise dispose of all or substantially all of its properties or assets;

               (2) Effect or consent to any transaction constituting a Deemed Liquidation as defined in Section 4C, or effect a voluntary liquidation;

               (3) Amend, alter or repeal any provision of the Corporation's certificate of incorporation or bylaws in a manner that would adversely affect the rights of such Protected Series;

               (4) Issue, create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to such Protected Series as to dividends, redemption, the distribution of assets on the liquidation, dissolution or winding up of the Corporation and the number of directors that such additional class or series is entitled to elect, voting separately as a class;

               (5) Increase or decrease (other than by redemption or conversion) the authorized number of shares of Preferred Stock; or

               (6) Purchase or redeem, or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of stock, except for (i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock or
     (ii) repurchases of shares of capital stock from officers, employees, directors or consultants of the Corporation which are subject to restrictive stock purchase agreements under which the Corporation has the option to repurchase such shares upon the occurrence of certain events, including termination of employment, at a price not in excess of the original purchase price paid to the Corporation by such officer, employee, director or consultant for such shares.

     6.   Conversions.  The holders of shares of Preferred Stock shall have the
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following conversion rights:

          6A.  Right to Convert.  Subject to the terms and conditions of this
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Section 6, the holder of any share or shares of Preferred Stock shall have the right, at its option at any time, to convert any such shares of Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of the amount distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (x) in the case of the Series A Preferred Stock (i) multiplying the number of shares so to be converted by the Original Purchase Price for the Series A Preferred Stock and
(ii) dividing the result by the conversion price of $.231625 per share or, in

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case an adjustment of such price has taken place pursuant to the further provisions of this Section 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series A Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price" for the Series A Preferred Stock) and (y) in the case of the Series B Preferred Stock (i) multiplying the number of shares so to be converted by the Original Purchase Price for the Series B Preferred Stock and (ii) dividing the result by the conversion price of $2.3379 per share or, in case an adjustment of such price has taken place pursuant to the further provisions of this Section 6, then by the conversion price as last adjusted and in effect at the date any share or shares of Series B Preferred Stock are surrendered for conversion (such price, or such price as last adjusted, being referred to as the "Conversion Price" for the Series B Preferred Stock). Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Series A Preferred Stock or Series B Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares so to be converted to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock shall be issued.

          6B.  Issuance of Certificates; Time Conversion Effected.  Promptly
               --------------------------------------------------
after the receipt of the written notice referred to in subsection 6A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the applicable Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          6C.  Fractional Shares; Dividends; Partial Conversion.  No fractional
               ------------------------------------------------
shares shall be issued upon conversion of Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, declared and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subsection 6B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subsection 6A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Series A Preferred Stock

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or Series B Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subsection 6C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          6D.  Adjustment of Price Upon Issuance of Common Stock. Except as
               -------------------------------------------------
provided in subsection 6E, if and whenever the Corporation shall issue or sell, or is, in accordance with subsections 6D(1) through 6D(7), deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price for the Series A Preferred Stock or the Series B Preferred Stock in effect immediately prior to the time of such issue or sale, then, forthwith upon such issue or sale, the Conversion Price for the Series A Preferred Stock or Series B Preferred Stock, as applicable, shall be reduced to the price determined by dividing (i) an amount equal to the sum of (a) the number of shares of Common Stock outstanding immediately prior to such issue or sale multiplied by the then existing applicable Conversion Price and (b) the consideration, if any, received by the Corporation upon such issue or sale, by
(ii) the total number of shares of Common Stock outstanding immediately after such issue or sale.

     For purposes of this subsection 6D, the following subsections 6D(1) to 6D(7) shall also be applicable:

               6D(1)  Issuance of Rights or Options.  In case at any time the
                      -----------------------------
     Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the applicable Conversion Price in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities

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     issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in subsection 6D(3), no adjustment of the applicable Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

               6D(2)  Issuance of Convertible Securities.  In case the
                      ----------------------------------
     Corporation shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the applicable Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in subsection 6D(3), no adjustment of the applicable Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been or are to be made pursuant to other provisions of this subsection 6D, no further adjustment of the applicable Conversion Price shall be made by reason of such issue or sale.

               6D(3)  Change in Option Price or Conversion Rate. Upon the
                      -----------------------------------------
     happening of any of the following events, namely, if the purchase price provided for in any Option referred to in subsection 6D(1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subsection 6D(1) or 6D(2), or the rate at which Convertible Securities referred to in subsection 6D(1) or 6D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the applicable Conversion Price in effect at the time of such event shall forthwith be readjusted to the applicable Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the applicable Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such

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     right to convert or exchange such Convertible Securities, the applicable
     Conversion Price then in effect hereunder shall forthwith be increased to the applicable Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

               6D(4)  Stock Dividends.  In case the Corporation shall declare a
                      ---------------
     dividend or make any other distribution upon any stock of the Corporation (other than the Common Stock) payable in Common Stock, Options or Convertible Securities, then any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration

               6D(5)  Consideration for Stock.  In case any shares of Common
                      -----------------------
     Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

               6D(6)  Record Date.  In case the Corporation shall take a record
                      -----------
     of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

               6D(7)  Treasury Shares.  The number of shares of Common Stock
                      ---------------
     outstanding at any given time shall not include shares owned or held by or for the account of the Corporation, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this subsection 6D.

          6E.  Certain Issues of Common Stock Excepted.  Anything herein to
               ---------------------------------------
the contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Conversion Price for any series of Preferred Stock in the case of the issuance or deemed issuance of (i) shares of Common Stock issuable upon conversion of the Preferred Stock, (ii) Reserved Employee Shares, (iii) shares of capital stock of the Company as a dividend or distribution on the Preferred Stock, (iv) shares of Common Stock by reason of a dividend or stock split that is covered by Section 6F, or (v) shares of capital stock of the Company if, prior to such issuance or deemed issuance, the Corporation receives written notice from the holders of at least a majority of the then outstanding shares of Series A Preferred Stock and from the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, agreeing that no such adjustment shall be made as the result of the issuance of additional shares of Common Stock.

          6F.  Subdivision or Combination of Common Stock.  In case the
               ------------------------------------------
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price for the Series A Preferred Stock and Series B Preferred Stock in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Price for the Series A Preferred Stock and Series B Preferred Stock in effect immediately prior to such combination shall be proportionately increased.

          6G.  Reorganization or Reclassification.  If any capital
               ----------------------------------
reorganization, reclassification, recapitalization or other similar transaction (other than a Deemed Liquidation as defined in Section 4C or a subdivision or combination of shares, distribution, merger, consolidation or sale of assets or stock provided for elsewhere in this Section 6) shall be effected in such a way that holders of Common Stock shall be entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock, then lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of or in addition to, as the case may be, the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such transaction not taken place, and in any case of such transaction appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the applicable Conversion Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          6H.  Other Distributions.  In the event this Corporation shall declare
               -------------------
a distribution payable in securities of other persons, evidences of indebtedness issued by this Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in this Section 6, then, in each such case for the purpose of this subsection 6H, the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock of this Corporation into which their shares of Preferred Stock are convertible as of the record date fixed for the determination of the holders of Common Stock of this Corporation entitled to receive such distribution.

          6I.  Notice of Adjustment.  Upon any adjustment of the Conversion
               --------------------
Price for a series of Preferred Stock, then and in each such case the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of shares of such series of Preferred Stock at the address of such holder as shown on the books of the Corporation, which notice shall state the applicable Conversion Price resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          6J.  Other Notices.  In case at any time:
               -------------

               (1) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (2) the Corporation shall offer for subscription pro rata to the
                                                                --- ----
     holders of its Common Stock any additional shares of stock of any class or other rights;

               (3) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, lease, abandonment, transfer or other disposition of all or substantially all its assets; or

               (4) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least 20 days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least 20 days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          6K.  Stock to be Reserved.  The Corporation will at all times reserve
               --------------------
and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the applicable Conversion Price in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of the applicable Conversion Price if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by this certificate of incorporation.

          6L.  No Reissuance of Preferred Stock.  Shares of Preferred Stock
               --------------------------------
which are converted into shares of Common Stock as provided herein shall not be reissued.

          6M.  Issue Tax.  The issuance of certificates for shares of Common
               ---------
Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          6N.  Closing of Books.  The Corporation will at no time close its
               ----------------
transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          6O.  Definition of Common Stock.  As used in this Section 6, the term
               --------------------------
"Common Stock" shall mean and include the Corporation's authorized Common Stock, par value $.001 per share, as constituted on the date of filing of these terms of the Preferred Stock, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets provided for in Section 6G.

          6P.  Mandatory Conversion. If at any time the Corporation shall effect
               --------------------
a firm commitment underwritten public offering of shares of Common Stock in which (i) the aggregate gross proceeds from such offering to the Corporation shall be at least $30,000,000 and (ii) the price paid by the public for such shares shall be at least three (3) times the Original Purchase Price per share for the Series B Preferred Stock (such resultant price per share to be equitably adjusted to reflect stock splits, dividends, combinations, recapitalizations and similar transactions with respect to the Common Stock), then effective upon the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock.

     7.   Redemption.  The shares of Preferred Stock shall be redeemed as
          ----------
follows:

          7A.  Optional Redemption.  The Corporation shall not have the right to
               -------------------
call or redeem any shares of Preferred Stock. With the approval of the holders of a majority of the voting power of the then outstanding shares of Preferred Stock, one or more holders of shares of Series A Preferred Stock or Series B Preferred Stock, as the case may be, may by giving notice (the "Notice") to the Corporation at any time after November 18, 2004 require the Corporation to redeem all of the outstanding shares of such series of Preferred Stock in two equal annual installments, with one-half (1/2) of all the shares of such series of Preferred Stock being redeemed on the First Redemption Date (as defined below) for such series and the remainder being redeemed on the first anniversary of the First Redemption Date (the "Second Redemption Date" for such series; and together with the First Redemption Date, the "Redemption Dates" for such series). Upon receipt of the Notice, the Corporation will promptly notify all other persons holding shares of Preferred Stock. After receipt of the Notice, the Corporation shall fix the first date for redemption (the "First Redemption Date" for such series), provided that such First Redemption Date shall occur within one hundred and twenty (120) days after receipt of the Notice. All holders of such series of Preferred Stock shall deliver to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for such series of Preferred Stock, or at the principal office of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares of such series of Preferred Stock, duly endorsed for transfer to the Corporation (if required by it) on or before the First Redemption Date.

          7B.  Redemption Price and Payment.   The Corporation shall redeem each
               ----------------------------
share of Preferred Stock to be redeemed on a particular Redemption Date by paying to the holder thereof an amount in cash for each such share equal to the sum of (a) the Original Purchase Price for such share, plus (b) an amount equal
                                                       ----
to all dividends declared and unpaid on each such share (the sum of clauses (a) and (b) with respect to each share of the applicable series of the Preferred Stock being referred to as the " Redemption Price" for such series). Such payment shall be made in full on each of the Redemption Dates to the holders entitled thereto.

          7C.  Redemption Mechanics.  At least 20 but not more than 30 days
               --------------------
prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by mail, postage prepaid, or by facsimile transmission to non-U.S. residents, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of the applicable series of Preferred Stock notifying such holder of the redemption and specifying the Redemption Price, the Redemption Date and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on each Redemption Date, unless there shall have been a default in the payment of the Redemption Price, all rights of holders of shares of the applicable series of Preferred Stock (except the right to receive the Redemption Price) shall cease with respect to the shares so redeemed, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of the applicable series of Preferred Stock on any Redemption Date are insufficient to redeem the total number of outstanding shares of the applicable series of Preferred Stock to be redeemed on such Redemption Date, the holders of shares of the applicable series of Preferred Stock shall share ratably in any funds legally available for redemption of such shares in proportion to the respective amounts which would be payable with respect to the full number of shares of the applicable series owned by them if all such outstanding shares were redeemed in full. The shares of the applicable series of Preferred Stock not redeemed shall remain outstanding and entitled to all rights and preferences provided herein; provided, however, that such unredeemed shares shall be
                 --------- -------
entitled to receive interest accruing daily with respect to the applicable Redemption Price at the rate of 15% per annum. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of the applicable series of Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          7D.  Redeemed or Otherwise Acquired Shares to be Retired.  Any shares
               ---------------------------------------------------
of Preferred Stock redeemed pursuant to this Section 7 or otherwise acquired by the Corporation in any manner whatsoever shall be cancelled and shall not under any circumstances be reissued; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Preferred Stock and of the applicable series of Preferred Stock (but not below the number of shares then outstanding).

     8.   Amendments.  Except where the vote or written consent of the holders
          ----------
of a greater number of shares of the Corporation is required by law or this certificate of incorporation, none of the preferences, voting powers, qualifications and special or relative rights or privileges of the Series A Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock. Except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or this certificate of incorporation, none of the preferences, voting powers, qualifications and special or relative rights or privileges of the Series B Preferred Stock may be amended, modified or waived without the written consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock.

     9.   Definitions.  As used herein, the following terms shall have the
          -----------
following meanings:

          (a) The term Event of Noncompliance shall mean (i) the violation or breach by the Corporation of its obligation to make full payment on any Redemption Date with respect to a redemption pursuant to Section 7 hereof, which violation or breach remains uncured for a period of ninety (90) days from such Redemption Date, or (ii) the failure of the Board of Directors, after undertaking diligent efforts to locate a Chief Executive Officer, to choose a Chief Executive Officer of the Corporation within 18 months after June 28, 1999.

          (b) The term "Reserved Employee Shares" shall mean shares of Common Stock issued to employees, consultants or non-employee directors of the Corporation pursuant to a stock option, restricted stock or other plan, arrangement or agreement approved by the Board of Directors of the Corporation (including the grant of options with respect thereto).

     B.   Common Stock
          ------------

          1.   Relative Rights of Preferred Stock and Common Stock.  All
               ---------------------------------------------------
preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of the Preferred Stock.

          2.   Voting Rights.
               -------------

               2A.  General.  Except as otherwise required by law or this
                    -------
Certificate of Incorporation, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Corporation for the election of directors and on all matters submitted to a vote of stockholders of the Corporation.

               2B.  Board Seats.  The holders of the Common Stock, voting
                    -----------
separately as a class, shall be entitled to elect three (3) directors of the Corporation. At any meeting (or in a written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the written consent) of the holders of at least a majority of the outstanding shares of Common Stock shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common Stock. A vacancy in any directorship elected by the holders of the Common Stock shall be filled only by vote or written consent of the holders of the Common Stock. The directors to be elected by the holders of the Common Stock, voting separately as one class, pursuant to this Section B.2B, shall serve for terms extending from the date of their election and qualification until the time of the next succeeding annual meeting of stockholders and until their successors have been elected and qualified.

          3.   Dividends.  Subject to the preferential rights of the Preferred
               ---------
Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when and if declared by the Board of Directors, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

          4.   Dissolution, Liquidation or Winding Up.  In the event of any
               --------------------------------------
dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of Common Stock shall be entitled, unless otherwise provided by law or this Certificate of Incorporation, to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

     FIFTH.    The corporation is to have perpetual existence.

     SIXTH.    In furtherance of and not in limitation of the powers conferred by the State of Delaware, it is further provided:

          (a) The Board of Directors of the corporation is expressly authorized to make, alter or repeal the By-Laws of the corporation, subject only to such limitation, if any, as may be from time to time imposed by law, this Certificate of Incorporation or by the By-Laws.

          (b) Election of directors need not be by written ballot unless the By-Laws of the corporation shall so provide.

          (c) The books of the corporation may be kept at such place within or without the State of Delaware as the By-Laws of the corporation may provide or as may be designated from time to time by the Board of Directors of the corporation.

     SEVENTH. No director of the corporation shall be personally liable to the corporation or to any of its stockholders for monetary damages for breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability; provided, however, that to the extent required from time to time by applicable law, this Paragraph Seventh shall not eliminate or limit the liability of a director, to the extent such liability is provided by applicable law, (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of Title 8 of the Delaware Code, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Paragraph Seventh shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any acts or omissions of such director occurring prior to the effective date of such amendment or repeal.

     EIGHTH.   The number of authorized shares of any class or classes of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote in accordance with the terms of the last sentence of Section 242(b)(2) of the Delaware General Corporation Law and irrespective of the terms contained in the remainder of said
Section 242(b)(2); provided, however, that nothing in the above shall be deemed
                   --------  -------
to limit in any way the rights of each of the Series A Preferred Stock and the Series B Preferred Stock to consent or vote separately as a class in accordance with Section 5 of Article Fourth hereof.

     This Restated Certificate and amendments to the Certificate of Incorporation of the Corporation included herein have been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Second Amended and Restated Certificate of Incorporation to be signed by its Chief Executive Officer on this 17th day of November, 1999.


                                    /s/ Jonathan Burgstone, CEO
                                    ---------------------------
                                        Jonathan Burgstone, CEO